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EXHIBIT 23

DIRECTV HOLDINGS LLC

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Registration Statement No. 333-168705 of our reports dated February 25, 2011 relating to the consolidated financial statements and financial statement schedule of DIRECTV Holdings LLC and the effectiveness of DIRECTV Holdings LLC's internal control over financial reporting appearing in this Annual Report on Form 10-K of DIRECTV Holdings LLC for the year ended December 31, 2010.

/s/ DELOITTE & TOUCHE LLP
Los Angeles, California

February 25, 2011

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  EXHIBIT 23